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                                 EXHIBIT (21)

                          SUBSIDIARIES OF REGISTRANT
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     As of April 1, 1995, the following are wholly-owned subsidiaries of the
Registrant and are Minnesota corporations, except as otherwise indicated:


Bullseye Corporation (Delaware)
CPS Minnesota Corp. (Delaware)
Dayton Credit Company
Dayton Development Company
Dayton's Commercial Interiors, Inc.
Dayton Hudson Investment Corporation
Dayton's Iron Horse Liquors, Inc.
Dayton's Sioux Falls, Inc. (South Dakota)
Dayton's Travel Service, Inc.
Eighth Street Development Company
Mervyn's (California)
Mervyn's, Inc. (Delaware)
Retailers National Bank, N.A. (national association)
Rooftop, Inc.
Seatamatic, Inc. (Nevada)
STL of Nebraska, Inc.
Target Stores, Inc.

Capitol Lounge Corp. (Wisconsin)
Clybourn Trading Corp. (Wisconsin)
DHC Milwaukee, Inc. (Wisconsin)
DHC Wine & Liquor Shop, Inc. (Wisconsin)
Greener Fields, Inc. (Texas)
Marshall Field & Company (Delaware)
Marshall Field's Chicago, Inc. (Delaware)
Marshall Field's Direct Response Company, Inc. (Delaware)
Marshall Field of Columbus, Inc. (Ohio)
Marshall Field's Mayfair, Inc. (Wisconsin)
Marshall Field Stores, Inc. (Delaware)